CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 8 to Registration
Statement No. 333-108093 on Form N-1A of our report dated October 16, 2006, relating to the financial statements of Oppenheimer Principal Protected Main
Street Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered
Public Accounting Firm" and "Financial Statements" in the Statement of
Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
December 1, 2006